[LETTERHEAD OF PERKINS, SMITH & COHEN, LLP]

                                                                 October 1, 1999



Envirokare Tech, Inc.
2470 Chandler Avenue, Suite 5
Las Vegas, NV  89120

Ladies and Gentlemen:

     In connection with the proposed issuance and sale by Envirokare Tech, Inc., a Nevada corporation (the "Corporation"), pursuant to the Envirokare Tech, Inc. 1999 Stock Plan (the "Plan") of up to 2,000,000 additional shares of its authorized but unissued common stock, par value .001 per share (the "Stock"), we have examined, among other things, the following documents with respect to the
Corporation: (i) the Registration Statement on Form S-8, which is to be filed under the Securities Act of 1933 (the "Registration Statement"), (ii) the prospectus which is not filed with the Registration Statement, but is required to be given to all persons receiving rights under the Plan, (iii) the vote of the Board of Directors adopting the Plan and authorizing the issuance and sale of the Stock pursuant to the Plan, (iv) the Articles of Organization, including amendments thereto, and the Bylaws of the Corporation, each as filed with the Securities and Exchange Commission as part of the registration of the Corporation on Form 10-SB pursuant to the Securities Exchange Act of 1934, and
(v) the Plan.

     We are of the opinion that when the Board of Directors of the Corporation shall have duly authorized the issuance and sale of the Stock pursuant to the Plan, and the Stock shall have been received by the grantees in accordance with the Plan, and the Corporation shall have received the requisite consideration, the Stock will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement as presently to be filed or thereafter amended, and to the use of our name under the caption "Legal Opinions" in any prospectus included in the Registration Statement. In giving this consent we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.

                                            Very truly yours,
                                            Perkins, Smith & Cohen, LLP



                                            by: /s/ Kenneth A. Korb
                                            ------------------------------
                                                Kenneth A. Korb, a partner